Exhibit 99.1

Apple Reports First Quarter Results

Revenue up 21 percent and EPS up 35 percent to new all-time records

iPhone, Wearables, and Services set new revenue records

CUPERTINO, California — January 27, 2021 — Apple® today announced financial results for its fiscal 2021 first quarter ended December 26, 2020. The Company posted all-time record revenue of $111.4 billion, up 21 percent year over year, and quarterly earnings per diluted share of $1.68, up 35 percent. International sales accounted for 64 percent of the quarter’s revenue.

“This quarter for Apple wouldn’t have been possible without the tireless and innovative work of every Apple team member worldwide,” said Tim Cook, Apple’s CEO. “We’re gratified by the enthusiastic customer response to the unmatched line of cutting-edge products that we delivered across a historic holiday season. We are also focused on how we can help the communities we’re a part of build back strongly and equitably, through efforts like our Racial Equity and Justice Initiative as well as our multi-year commitment to invest $350 billion throughout the United States.”

“Our December quarter business performance was fueled by double-digit growth in each product category, which drove all-time revenue records in each of our geographic segments and an all-time high for our installed base of active devices,” said Luca Maestri, Apple’s CFO. “These results helped us generate record operating cash flow of $38.8 billion. We also returned over $30 billion to shareholders during the quarter as we maintain our target of reaching a net cash neutral position over time.”

Apple’s Board of Directors has declared a cash dividend of $0.205 per share of the Company’s common stock. The dividend is payable on February 11, 2021 to shareholders of record as of the close of business on February 8, 2021.

Apple will provide live streaming of its Q1 2021 financial results conference call beginning at 2:00 p.m. PT on January 27, 2021 at apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic; anticipated revenue, gross margin, operating expenses, other income/(expense), and tax rate; plans for return of capital; our goal of maintaining a net cash neutral position; and our investment plans and initiatives. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of global and regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency, or channel mix, component cost increases, increases in the cost of acquiring and delivering content for the Company’s services, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company’s products, including cellular network carriers and other resellers; the risk of write-downs on the value of inventory and other assets and purchase commitment cancellation risk; the continued availability on acceptable terms, or at all, of certain components, services, and new technologies essential to the Company’s business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity, or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings or government investigations; the impact of complex and changing laws and regulations worldwide, which expose the Company to potential liabilities, increased costs, and other adverse effects on the Company’s business; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company’s business and reputation from information technology system failures, network disruptions, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks, and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch, and Apple TV. Apple’s five software platforms — iOS, iPadOS, macOS, watchOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contact:
Tejas Gala
Apple
tgala@apple.com
(669) 227-2402

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.
© 2021 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended
	December 26, 2020	December 28, 2019
Net sales:
Products	$95,678	$79,104
Services	15,761	12,715
Total net sales (1)	111,439	91,819
Cost of sales:
Products	62,130	52,075
Services	4,981	4,527
Total cost of sales	67,111	56,602
Gross margin	44,328	35,217

Operating expenses:
Research and development	5,163	4,451
Selling, general and administrative	5,631	5,197
Total operating expenses	10,794	9,648

Operating income	33,534	25,569
Other income/(expense), net	45	349
Income before provision for income taxes	33,579	25,918
Provision for income taxes	4,824	3,682
Net income	$28,755	$22,236

Earnings per share:
Basic	$1.70	$1.26
Diluted	$1.68	$1.25
Shares used in computing earnings per share:
Basic	16,935,119	17,660,160
Diluted	17,113,688	17,818,417

(1) Net sales by reportable segment:
Americas	$46,310	$41,367
Europe	27,306	23,273
Greater China	21,313	13,578
Japan	8,285	6,223
Rest of Asia Pacific	8,225	7,378
Total net sales	$111,439	$91,819

(1) Net sales by category:
iPhone	$65,597	$55,957
Mac	8,675	7,160
iPad	8,435	5,977
Wearables, Home and Accessories	12,971	10,010
Services	15,761	12,715
Total net sales	$111,439	$91,819

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	December 26, 2020	September 26, 2020
ASSETS:
Current assets:
Cash and cash equivalents	$36,010	$38,016
Marketable securities	40,816	52,927
Accounts receivable, net	27,101	16,120
Inventories	4,973	4,061
Vendor non-trade receivables	31,519	21,325
Other current assets	13,687	11,264
Total current assets	154,106	143,713

Non-current assets:
Marketable securities	118,745	100,887
Property, plant and equipment, net	37,933	36,766
Other non-current assets	43,270	42,522
Total non-current assets	199,948	180,175
Total assets	$354,054	$323,888

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$63,846	$42,296
Other current liabilities	48,504	42,684
Deferred revenue	7,395	6,643
Commercial paper	5,000	4,996
Term debt	7,762	8,773
Total current liabilities	132,507	105,392

Non-current liabilities:
Term debt	99,281	98,667
Other non-current liabilities	56,042	54,490
Total non-current liabilities	155,323	153,157
Total liabilities	287,830	258,549

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 16,823,263 and 16,976,763 shares issued and outstanding, respectively	51,744	50,779
Retained earnings	14,301	14,966
Accumulated other comprehensive income/(loss)	179	(406)
Total shareholders’ equity	66,224	65,339
Total liabilities and shareholders’ equity	$354,054	$323,888

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Three Months Ended
	December 26, 2020	December 28, 2019
Cash, cash equivalents and restricted cash, beginning balances	$39,789	$50,224
Operating activities:
Net income	28,755	22,236
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	2,666	2,816
Share-based compensation expense	2,020	1,710
Deferred income tax benefit	(58)	(349)
Other	25	(142)
Changes in operating assets and liabilities:
Accounts receivable, net	(10,945)	2,015
Inventories	(950)	(28)
Vendor non-trade receivables	(10,194)	3,902
Other current and non-current assets	(3,526)	(7,054)
Accounts payable	21,670	(1,089)
Deferred revenue	1,341	985
Other current and non-current liabilities	7,959	5,514
Cash generated by operating activities	38,763	30,516
Investing activities:
Purchases of marketable securities	(39,800)	(37,416)
Proceeds from maturities of marketable securities	25,177	19,740
Proceeds from sales of marketable securities	9,344	7,280
Payments for acquisition of property, plant and equipment	(3,500)	(2,107)
Payments made in connection with business acquisitions, net	(9)	(958)
Other	204	(207)
Cash used in investing activities	(8,584)	(13,668)
Financing activities:
Proceeds from issuance of common stock	—	2
Payments for taxes related to net share settlement of equity awards	(2,861)	(1,379)
Payments for dividends and dividend equivalents	(3,613)	(3,539)
Repurchases of common stock	(24,775)	(20,706)
Proceeds from issuance of term debt, net	—	2,210
Repayments of term debt	(1,000)	(1,000)
Proceeds from/(Repayments of) commercial paper, net	22	(979)
Other	(22)	(16)
Cash used in financing activities	(32,249)	(25,407)
Decrease in cash, cash equivalents and restricted cash	(2,070)	(8,559)
Cash, cash equivalents and restricted cash, ending balances	$37,719	$41,665
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$1,787	$4,393
Cash paid for interest	$619	$771